UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

CHENIERE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 19, 2007, Cheniere Energy Partners, L.P. (the “Partnership”) issued a press release announcing that the underwriters of the Partnership’s initial public offering exercised their over-allotment option on April 16, 2007 for 2,025,000 common units, which resulted in net proceeds of approximately $39,400,000 to the selling unitholder, Cheniere LNG Holdings, LLC, a wholly-owned subsidiary of Cheniere Energy, Inc. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

The information furnished in this Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 19, 2007, Cheniere Energy Partners, L.P. declared a cash distribution per common unit of $0.028 payable on May 15, 2007 to unitholders of record as of May 1, 2007. The press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 19, 2007.

99.2	Press Release, dated April 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: April 19, 2007	By:	/s/ Craig K. Townsend
	Name:	Craig K. Townsend
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 19, 2007.

99.2	Press Release, dated April 19, 2007.